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                                                                    EXHIBIT 99.1

                                 (CUMULUS LOGO)


For Release 8:20 AM E.S.T.           For further information please contact:
November 19, 2001                    Lew Dickey            (404) 949-0700 or
                                     Marty Gausvik         (404) 949-0700


                  CUMULUS MEDIA INC. ANNOUNCES TWO ACQUISITIONS

              CUMULUS AGREES TO ACQUIRE AURORA COMMUNICATIONS, LLC
                    18 STATIONS IN CONNECTICUT AND NEW YORK;

                        SIGNS LETTER OF INTENT TO ACQUIRE
                     3 STATIONS IN NASHVILLE FROM DBBC, LLC


         ATLANTA, GA November 19, 2001 - Cumulus Media Inc. (NASDAQ:CMLS) today announced that it has signed a definitive agreement to acquire Aurora Communications, LLC ("Aurora"), which owns and operates 18 radio stations in Connecticut and New York. Cumulus also announced that it has signed a letter of intent to acquire 3 radio stations in Nashville, Tennessee, from DBBC, LLC.

         Lew Dickey, Cumulus' Chairman and CEO noted "The transactions we are announcing today represent another important milestone in the development of this Company. We are adding a total of 21 stations across six markets, and approximately $44 million of gross revenue on a trailing twelve month basis that will increase our pro forma EBITDA by approximately 40%. Furthermore, we are adding great assets and talented people to our Company, and positioning Cumulus for future growth."

         THE AURORA ACQUISITION

         Cumulus will acquire Aurora for $93 million in cash or assumed debt and approximately 10.6 million shares of the Company's Common Stock. As part of the transaction, the Company has also agreed to issue warrants to purchase approximately 833,333 additional shares of Common Stock.


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         Aurora operates multiple-station clusters in Bridgeport, CT, Danbury,
CT, Newburgh-Middletown, NY, Westchester County, NY, and Poughkeepsie, NY. This acquisition will increase Cumulus' presence in the Northeast Region and provide Cumulus with an entree into the strategically vital metropolitan New York markets.

         The markets and stations to be acquired in the Aurora transaction are as follows:

WESTCHESTER COUNTY, NEW YORK (Market Rank # 59) - WFAS-FM, WFAS-AM, WFAF-FM;

BRIDGEPORT, CONNECTICUT (Market Rank # 110) - WEBE-FM, WICC-FM;

NEWBURGH-MIDDLETOWN, NY (Market Rank # 143) - WALL-FM, WRRV-FM;

POUGHKEEPSIE, NY (Market Rank # 160) - WPDH-FM, WPDA-FM, WRRB-FM, WZAD-FM, WCZX-FM, WEOK-AM, WKNY-AM;

DANBURY, CONNECTICUT (Market Rank # 194) - WRKI-FM, WAXB-FM, WINE-FM, WPUT-AM;

         Aurora's CEO Frank Osborn, who will be joining the Cumulus Board of Directors following the completion of the transaction, added, "We believe this transaction is highly beneficial to both the stockholders of Aurora and the operations of the stations. Station management will remain unchanged with Vince Cremona continuing to oversee day-to-day operations of the stations. At the same time, the stations will have access to the resources and capital of a larger company. We look forward to working with the Cumulus team to contribute to a company at the forefront of the broadcasting industry."

         Bank of America Capital Investors, through BA Capital Company, L.P. ("BA Capital"), currently owns approximately 840,000 shares of Cumulus' publicly traded Class A Common Stock, and approximately 2 million shares of Cumulus' nonvoting Class B Common Stock. An affiliate of BA Capital owns a majority of the equity of Aurora, and will receive approximately 9 million shares of a new class of nonvoting Common Stock of Cumulus in the acquisition. Those shares convert into voting shares upon their transfer to another party or as otherwise permitted by FCC regulations.

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         Robert H. Sheridan, III a Managing Director with Bank of America
Capital Investors, also added, "We continue to believe in Cumulus and its management team. This transaction demonstrates our commitment to the Company as evidenced by the significant stake we will hold upon completion of the transaction."

         Greenbridge Partners, LLC provided a fairness opinion to the Board of Directors of Cumulus Media Inc. in connection with the Aurora acquisition.

         THE DBBC ACQUISITION

         Cumulus also announced that it has signed a letter of intent to acquire three radio stations in Nashville, Tennessee, from DBBC, LLC in exchange for 5,250,000 shares of the Company's Class A Common Stock, the assumption of approximately $21 million in liabilities of DBBC, and the issuance of warrants to purchase 250,000 additional shares of Common Stock.

         The three stations to be acquired from DBBC are:

NASHVILLE, TENNESSEE (Market Rank # 44) - WQQK-FM, WNPL-FM and WRQQ-FM;

         Marty Gausvik, Executive Vice President, Treasurer, and Chief Financial Officer of Cumulus noted "The DBBC acquisition represents an entry into the 44th rated Arbitron metro, Cumulus' largest market to date. We are acquiring the perennial market leader, WQQK-FM and two developing "sticks" in WNPL-FM and WRQQ-FM. DBBC's Managing Partner, Michael Dickey, will remain in Nashville and continue to oversee market operations."

         A special committee of the Board of Directors has negotiated the terms of the letter of intent with DBBC on behalf of Cumulus. The letter of intent is non-binding and the DBBC acquisition is subject to negotiation and execution of a definitive acquisition agreement. DBBC, LLC is principally controlled by Lew Dickey, the Chairman and CEO of Cumulus, John Dickey, Executive Vice President of Cumulus, David Dickey and Michael Dickey.

         Houlihan, Lokey, Howard & Zukin Financial Advisors, Inc. is advising the special committee as to valuation and fairness in connection with the DBBC acquisition.


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         Both the Aurora acquisition and the DBBC acquisition are subject to the approval of the shareholders of Cumulus, and of the Federal Communications Commission, as well as clearance under the Hart-Scott Rodino Act and other customary closing conditions. The Company expects to receive the necessary approvals and complete the acquisitions in the first half of 2002.

         The Company will hold a conference call to discuss the Aurora and DBBC acquisitions on Tuesday afternoon, November 20, 2001. Details regarding the time and dial in number for the conference call will be distributed later today.

         INFORMATION ABOUT CUMULUS

         Giving effect to the completion of all pending acquisitions and divestitures, Cumulus Media will own and operate 245 radio stations in 51 mid-size U.S. media markets. The Company's headquarters are in Atlanta, GA, and its web site is www.cumulus.com. In addition, the Company owns and operates a multi-market radio network in the English-speaking Caribbean.

         Certain statements within this release constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward looking statements are subject to numerous known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements in light of future decisions by the Company, and by market, economic, competitive, regulatory and technological developments beyond the Company's control.

         The words or phrases "expect", "anticipate", "estimates" and "forecast" and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. Investors should examine the filings that are made with the SEC by the Company from time to time, which more fully describe the risks and uncertainties associated with Cumulus Media Inc.'s business. Except as otherwise stated in this news announcement, Cumulus Media Inc. does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

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SECURITIES LAW LEGENDS:

         Cumulus Media will be filing a proxy statement and other relevant documents concerning these transactions with the Securities and Exchange Commission (the "SEC"). We urge investors to read the proxy statement and any other relevant documents that will be filed with the SEC, because they will contain important information about the proposed transactions. Investors will be able to obtain the documents (when available) free of charge at the SEC's web site, www.sec.gov. In addition, documents filed with the SEC by Cumulus Media will be available free of charge by requesting them in writing from Cumulus Media Inc., 3535 Piedmont Road, NE, Building 14, 14th Floor, Atlanta, Georgia 30305, Attention: Secretary, or by telephone at (404) 949-0700.

         Cumulus Media and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Cumulus Media shareholders. You can obtain more information about Cumulus Media's directors and executive officers, and their beneficial interests in Cumulus Media's common stock, from filings made with the SEC, which are available at the SEC's web site, www.sec.gov. Information about the interests of the directors and executive officers in these transactions will be contained in the proxy statement when it becomes available.